EXHIBIT 10.12

                           AMENDMENT NUMBER FIVE TO
                          LOAN AND SECURITY AGREEMENT


          This AMENDMENT NUMBER FIVE TO LOAN AND SECURITY AGREEMENT (this "Amendment") is entered into as of January 31, 1995, by and between Foothill Capital Corporation, a California corporation ("Foothill") and Robertson-Ceco Corporation, a Delaware corporation ("Borrower"), with reference to the following facts:

     A. Foothill and Borrower heretofore have entered into that certain Loan and Security Agreement, dated as of April 12, 1993 (the "Original Agreement"), as amended by that certain Amendment Number One To Loan And Security Agreement, dated as of April 30, 1993, that certain Amendment Number Two To Loan And Security Agreement, dated as of April 20, 1994, that certain Amendment Number Three To Loan And Security Agreement, dated as of May 18, 1994, and that certain Amendment Number Four To Loan And Security Agreement, dated as of December 15, 1994 (the Original Agreement, as so amended and as heretofore modified or supplemented from time to time, hereinafter is referred to as the "Agreement");

     B. Borrower has entered into a settlement with respect to certain litigation matters, which settlement requires that Borrower's obligations in respect of such settlement be secured by a junior and subordinate security interest in the Collateral. Borrower has requested Foothill to consent to (1) Borrower's grant of such junior and subordinate security interest in the Collateral to secure Borrower's obligations in respect of such settlement, and
          (2) Borrower's proposed sale of Borrower's Concrete Construction Division and to amend further the Agreement to, among other things, reflect such proposed sale in the Base Amount, as set forth in this Amendment;

     C. Foothill is willing to give such consent and to so amend the Agreement in accordance with the terms and conditions hereof; and

     D. All capitalized terms used herein and not defined herein shall have the meanings ascribed to them in the Agreement, as amended hereby.


          NOW, THEREFORE, in consideration of the above recitals and the mutual premises contained herein, Foothill and Borrower hereby agree as follows:

          1.   Amendments to the Agreement.

               a. The definition of "Base Amount" in Section 1.1 of the Agreement hereby is deleted in its entirety and the following hereby is substituted in lieu thereof:

               "Base Amount" means an amount equal to, as of February 1, 1995, and after giving effect to the disposition of the remaining fixed assets of the Concrete Division, Five Million Nine Hundred Thirty Six Thousand Seven Hundred Twenty Two Dollars ($5,936,722), such amount to be reduced on the first day of each calendar month, commencing on March 1, 1995, by One Hundred Sixty-Six Thousand Six Hundred Sixty-Seven Dollars ($166,667) per month, until such amount equals zero.

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               b.   The definition of "Eligible Inventory" in Section 1.1
of the Agreement hereby is deleted in its entirety and the following hereby is substituted in lieu thereof:

               "Eligible Inventory" means Inventory consisting of first quality finished goods held for sale in the ordinary course of Borrower's and Canada Sub's respective businesses and raw materials for such finished goods (and, in Foothill's reasonable discretion, certain work-in-process), that are located at Borrower's and Canada Sub's premises identified on Schedule E-1, are acceptable to Foothill in all respects, and strictly comply with all of Borrower's representations and warranties to Foothill. Eligible Inventory shall not include such Inventory of Canada Sub in excess of $3,000,000, slow moving or obsolete items, restrictive or custom items, work-in-process (other than work-in-process approved by Foothill), components which are not part of finished goods, spare parts, packaging and shipping materials, supplies used or consumed in Borrower's and Canada Sub's respective businesses, Inventory at the premises of third parties or subject to a security interest or lien in favor of any third Person (other than Wells Fargo), bill and hold goods, Inventory that is not subject to Foothill's first priority perfected security interest, returned or defective goods, "seconds," and Inventory acquired on consignment. Eligible Inventory shall be valued at the lower of Borrower's or Canada Sub's, as the case may be, cost or market value.

               c. The definition of "Permitted Liens" in Section 1.1 of the Agreement hereby is deleted in its entirety and the following hereby is substituted in lieu thereof:

               "Permitted Liens" means: (a) liens and security interests held by Foothill; (b) subject to the terms and conditions of the WFB Intercreditor Agreement, liens and security interests held by Wells Fargo; (c) subject to the terms and conditions of the Reliance Intercreditor Agreement, liens and security interests held by Reliance Insurance Company, United Pacific Insurance Company, or Planet Insurance Company on the Accounts of Borrower; (d) liens for unpaid taxes that are not yet due and payable; (e) liens and security interests set forth on Schedule P-1; (f) purchase money security interests and liens of lessors under capitalized leases to the extent that the acquisition or lease of the underlying asset was permitted under Section 7.10, and so long as the security interest or lien only secures the purchase price of the asset; (g) liens or rights of issuers of letters of credit for the account of Borrower in connection with cash collateral deposited with such issuers to secure, in whole or in part, Borrower's reimbursement obligations with respect to drawings on such letters of credit; (h) subject to the terms and conditions of the ACSTAR Intercreditor Agreement, liens and security interests held by ACSTAR Insurance Company on the Accounts, Equipment, and General Intangibles of Borrower; and (i) subject to the terms and conditions of the Federal Intercreditor Agreement, liens and security interests held by Federal Insurance Company on the Collateral securing obligations of Borrower owed to Federal Insurance Company in the maximum principal amount of $7,000,000.

               d. Section 1.1 of the Agreement hereby is amended by adding the following new defined terms in alphabetical order:

               "Federal Intercreditor Agreement" means that certain Intercreditor Agreement, dated as of March 2, 1995, among Foothill, Wells Fargo, and Federal Insurance Company, and acknowledged by Borrower.

               "Fifth Amendment" means that certain Amendment Number Five to Loan and Security Agreement, dated as of January 31, 1995, between Foothill and Borrower.

          2. Consent to Sale of Concrete Construction Division. Anything in the Loan Agreement to the contrary notwithstanding, Foothill hereby consents to the sale by Borrower of the business of and assets relating primarily to its Concrete Construction Division, as more particularly described in Schedule C-1 attached hereto (the "Purchased Concrete Assets"), to an entity controlled by Michael E. Heisley, for consideration in the approximate amount of $14,500,000, comprised of approximately $11,500,000 in cash and a promissory note payable to the order of Borrower in the principal amount of $3,000,000 (the "Concrete Sale Note"), and otherwise substantially in accordance with the terms and conditions set forth in the letter agreement, dated November 3, 1994, between Borrower and Michael E. Heisley (the "Concrete Letter of Intent"), a true and correct copy of which Borrower hereby represents and warrants is attached hereto as Exhibit C-1; provided, however, that as conditions concurrent to the effectiveness of the foregoing consent, Borrower shall (a) provide additional cash collateral to Foothill in an amount equal to the maximum amount of Foothill's obligations under L/Cs plus the maximum amount of Foothill's obligations to any issuing bank under outstanding L/C Guarantees, in each case in respect of the business or operations of Borrower's Concrete Construction Division, and (b) provide Foothill with satisfactory evidence of Wells Fargo's consent to such sale and release of Wells Fargo's security interests in the Purchased Concrete Assets. Upon the effectiveness of Foothill's consent under this Section 2, Foothill's security interests in the Purchased Concrete Assets automatically shall be released without the necessity of having any further action taken by Foothill or Borrower to effect such release.

          3. Consent to Incurrence of Secured Indebtedness to Federal. Anything in the Loan Agreement to the contrary notwithstanding, Foothill hereby consents to (a) the assignment by Borrower to Federal Insurance Company of the Concrete Sale Note in connection with the Federal Settlement Agreement, and (b) the granting by Borrower to Federal Insurance Corporation of junior and subordinate liens on and security interests in the Collateral, subject to the terms and conditions of the Federal Intercreditor Agreement, in order to secure the obligations of Borrower owed to Federal Insurance Company in the maximum principal amount of $7,000,0000 under that certain Settlement Agreement and Release, dated as of March 3, 1995, between Federal Insurance Company and Borrower (the "Federal Settlement Agreement") in respect of the settlement of certain litigation matters more particularly described therein and in accordance with the terms and conditions thereof; provided, however, that as conditions concurrent to the effectiveness of the foregoing consent,
(x) Borrower shall provide Foothill with satisfactory evidence of Wells Fargo's release of Wells Fargo's security interest in the Concrete Sale Note,
(y) Foothill shall have received the Federal Intercreditor Agreement, duly executed by Federal Insurance Company and Wells Fargo and acknowledged by Borrower, and in form and substance satisfactory to Foothill, and (z) Foothill shall have received satisfactory evidence of the execution and delivery of the Federal Settlement Agreement and the dismissal with prejudice of the "Massachusetts Litigation" (as defined in the Federal Settlement Agreement). Upon the effectiveness of Foothill's consent under this Section 3, Foothill's security interests in the Concrete Sale Note automatically shall be released without the necessity of having any further action taken by Foothill or Borrower to effect such release. Borrower hereby represents and warrants that true and correct copies of the Federal Settlement Agreement and other documents related thereto are attached hereto as Exhibit F and that the same are in full force and effect.

          3A.  Additional Provisions Regarding Federal Settlement
Agreement.

               a.   Borrower hereby agrees that Borrower will not:

                    (1) Agree to any amendment to, or waive any of, the terms and provisions regarding principal payment amounts, no interest being due or payable, total principal amounts, or similar material terms and provisions of the Federal Settlement Agreement, including the definitions applicable thereto, without in each case obtaining the prior written consent of Foothill to such amendment or waiver; and

                    (2) Agree to any amendment to the events of default, prepayment provisions, or affirmative and negative covenants relative to or contained in the Federal Settlement Agreement (including the defined terms related to any of the foregoing), which would make such terms or conditions materially more onerous or restrictive to Borrower, without obtaining the prior written consent of Foothill to such amendment or waiver.

               b. Borrower and Foothill hereby agree that any one or more of the following shall constitute an Event of Default:

                    (1) If there is a payment default or any other default under the Federal Settlement Agreement (after giving effect to any grace period set forth therein) that results in a right by Federal Insurance Company, irrespective of whether exercised, to accelerate the maturity of Borrower's obligations thereunder; or

                    (2)  If a judgment in favor of Federal Insurance
Company is entered, filed, or recorded against Borrower in respect of Borrower's obligations under the Federal Settlement Agreement or the "Massachusetts Litigation" (as defined in the Federal Settlement Agreement).

          4. Representations and Warranties. Borrower hereby represents and warrants to Foothill that (a) the execution, delivery, and performance of this Amendment and of the Agreement, as amended by this Amendment, are within its corporate powers, have been duly authorized by all necessary corporate action, and are not in contravention of any law, rule, or regulation, or any order, judgment, decree, writ, injunction, or award of any arbitrator, court, or governmental authority, or of the terms of its charter or bylaws, or of any contract or undertaking to which it is a party or by which any of its properties may be bound or affected, and (b) this Amendment and the Agreement, as amended by this Amendment, constitute Borrower's legal, valid, and binding obligation, enforceable against Borrower in accordance with its terms.

          5. Conditions Precedent to Amendment. The satisfaction of each of the following on or before, unless otherwise specified below, March 3, 1995 shall constitute conditions precedent to the effectiveness of this Amendment:

               a. Foothill shall have received the following, each duly executed and delivered by an authorized official of each party (other than Foothill) thereto:

                    (1) the reaffirmation and consent of each of Meyerland Co., Ceco-San Antonio Co., M C Durham Co., and Canada Sub attached hereto as Exhibit A;

                    (2) the Federal Intercreditor Agreement, in form and substance satisfactory to Foothill; and

                    (3) all required consents of Foothill's Participants in respect of Foothill's execution and delivery of this Amendment;

               b. The definitive agreement referenced in the Concrete Letter of Intent and documents related thereto shall be in form and substance reasonably satisfactory to Foothill;

               c. The Federal Settlement Agreement and documents related thereto shall be in form and substance reasonably satisfactory to Foothill;

               d. The representations and warranties in this Amendment, the Agreement as amended by this Amendment, and the other Loan Documents shall be true and correct in all respects on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date);

               e. No Event of Default or event which with the giving of notice or passage of time would constitute an Event of Default shall have occurred and be continuing on the date hereof, nor shall result from the consummation of the transactions contemplated herein;

               f. No injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the consummation of the transactions contemplated herein shall have been issued and remain in force by any governmental authority against Borrower, Foothill, or any of their Affiliates;

               g. Neither the Collateral nor the Canada Collateral shall have declined materially in value from the values set forth in the most recent appraisals or field examinations previously done by Foothill; and

               h. All other documents and legal matters in connection with the transactions contemplated by this Amendment shall have been delivered or executed or recorded and shall be in form and substance satisfactory to Foothill and its counsel.

          6. Effect on Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. The execution, delivery, and performance of this Amendment shall not operate as a waiver of or, except as expressly set forth herein, as an amendment, of any right, power, or remedy of Foothill under the Agreement, as in effect prior to the date hereof.

          7. Further Assurances. Borrower shall, and shall cause each of Canada Sub, Meyerland Co., Ceco-San Antonio Co., and M C Durham Co. to, execute and deliver promptly all agreements, documents, and instruments, in form and substance satisfactory to Foothill, and promptly take all actions as Foothill may reasonably request from time to time, to perfect and maintain the perfection and priority of Foothill's security interests in the Collateral, the Canada Collateral, and the Real Property and to fully consummate the transactions contemplated under this Amendment and the Agreement, as amended by this Amendment. Upon the sale of the Concrete Construction Division of Borrower, Foothill agrees to execute and deliver to Borrower, at Borrower's expense, UCC Partial Releases and releases or reconveyances of Mortgages in respect of the Collateral and the Real Property of the Concrete Construction Division of Borrower.

          8.   Miscellaneous.

               a. Upon the effectiveness of this Amendment, each reference in the Agreement to "this Agreement", "hereunder", "herein", "hereof" or words of like import referring to the Agreement shall mean and refer to the Agreement as amended by this Amendment.

               b. Upon the effectiveness of this Amendment, each reference in the Loan Documents to the "Loan Agreement", "thereunder", "therein", "thereof" or words of like import referring to the Agreement shall mean and refer to the Agreement as amended by this Amendment.

               c. Upon the effectiveness of this Amendment, in order to reflect the sales by Borrower of its Concrete Construction Division and Cupples Division, each reference in the Agreement or the Loan Documents to Schedule E-1, Schedule R-1, or Schedule 6.15, as the case may be, of the Agreement shall mean and refer to Schedule E-1, Schedule R-1, or Schedule 6.15, respectively, attached hereto.

               d. This Amendment shall be governed by and construed in accordance with the laws of the State of California.

               e. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Amendment by signing any such counterpart.


          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.


                              FOOTHILL CAPITAL CORPORATION,
                              a California corporation


                              By____________________________

                              Title:________________________



                              ROBERTSON-CECO CORPORATION,
                              a Delaware corporation


                              By____________________________

                              Title:________________________